 EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alliance Bancorp, Inc. of Pennsylvania (the “Company”) of our report dated March 14, 2011, relating to the consolidated financial statements of the Company and subsidiaries, which is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 000-54246) filed with the Securities and Exchange Commission on March 18, 2011.

/s/ParenteBeard LLC

ParenteBeard LLC
October 17, 2011
Malvern, Pennsylvania